Exhibit 5.1

May 15, 2026

Greenidge Generation Holdings Inc.
1159 Pittsford-Victor Road, Suite 240

Pittsford, New York 14534

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering by the Company from time to time, pursuant to Rule 415 promulgated under the Act, of up to $200,000,000 aggregate dollar amount of any combination of (i) shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), including Class A Common Stock that may be issued upon the conversion of Debt Securities (as defined below) or the exercise of Warrants (as defined below); (ii) shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”), which may be issued in one or more series, including Preferred Stock that may be issued upon the conversion of Debt Securities or the exercise of Warrants; (iii) senior debt securities of the Company (“Senior Debt Securities”); (iv) subordinated debt securities of the Company (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase shares of Class A Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”); (vi) subscription rights (“Rights”) entitling the holders thereof to purchase shares of Class A Common Stock, shares of Preferred Stock and/or Debt Securities; and (vii) units consisting of Class A Common Stock, Preferred Stock, Debt Securities, Warrants or Rights, in any combination (“Units”).

The offering of Class A Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units (collectively, the “Securities”) will be as set forth in the base prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”). The Senior Debt Securities will be issued pursuant to the Indenture, dated as of October 13, 2021 (such Indenture, as may be amended or supplemented from time to time, the “Senior Indenture”), between Greenidge Generation Holdings Inc. and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”). The Subordinated Debt Securities may be issued pursuant to an indenture to be entered into between the Company and the Trustee (such Indenture, as may be amended or supplemented from time to time, a “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). The Warrants may be issued pursuant to a warrant agreement (a “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named, as warrant agent. The Rights may be issued pursuant to a rights agreement (a “Rights Agreement”) to be entered into between the Company and a bank or trust company to be named, as rights agent. The Units may be issued pursuant to a unit agreement (a “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named, as unit agent. The Securities may include Securities held by selling securityholders.

May 15, 2026

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

In expressing our opinions below, we have assumed that all of the following shall have occurred prior to the issuance of the Securities referred to therein:

(a)	the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;

(b)	the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(c)	no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d)	a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and timely filed with the Commission;

(e)	the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the Company;

(f)	the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

May 15, 2026

(g)	the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered;

(h)	the Securities offered and sold comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(i)	a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(j)	the Senior Indenture has been, and any Subordinated Indenture will be, duly qualified under the Trust Indenture Act of 1939, as amended, and the Trustee is qualified to act as trustee under the Indentures;

(k)	any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and

(l)	any Securities to be sold by selling securityholders are duly authorized, fully paid and nonassessable.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally; (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

May 15, 2026

We express no opinion as to (i) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency, (ii) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (vi) any provision requiring the payment of interest on interest, (vii) the creation, validity, attachment, perfection, or priority of any lien or security interest, (viii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (ix) waivers of broadly or vaguely stated rights, (x) provisions for exclusivity, election or cumulation of rights or remedies, (xi) provisions authorizing or validating conclusive or discretionary determinations, (xii) grants of setoff rights, (xiii) proxies, powers and trusts, (xiv) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xv) provisions purporting to make a guarantor primarily liable rather than as a surety, (xvi) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xvii) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xviii) compliance with any usury laws, (xix) the severability, if invalid, of provisions to the foregoing effect, (xx) the securities or “blue sky” laws of any state to the offer or sale of the Securities, and (xxi) the antifraud provisions of the securities or other laws of any jurisdiction.

We have also assumed, with your consent, that: (i) each of the Debt Securities, Warrants, Rights, Units and the applicable Indenture, Warrant Agreement, Rights Agreement and Unit Agreement (collectively, the “Documents”) has been or will be duly authorized, executed and delivered by the parties thereto; (ii) each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto, other than the Company, enforceable against each of them in accordance with their respective terms; and (iii) the status of each of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (a) breaches of, or defaults under, any agreements or instruments, (b) violations of any statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, any governmental authorities or other third parties.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Class A Common Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Class A Common Stock have been duly authorized by appropriate action of the Company; and (b) the Class A Common Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

2.	The Preferred Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company; (b) a Certificate of Designation relating to the applicable series of Preferred Stock has been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and (c) the Preferred Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

May 15, 2026

3.	The Debt Securities will constitute valid and binding obligations of the Company at such time as: (a) any necessary supplemental indenture or amendment to the Senior Indenture or the Subordinated Indenture (or any necessary supplemental indenture or amendment thereto), as applicable, has been duly authorized, executed and delivered by the Company and the Trustee; (b) the forms and the terms of the Debt Securities and their issuance and sale have been duly established in conformity with the applicable Indenture and approved by appropriate action of the Company; (c) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the applicable Indenture; and (d) the Debt Securities have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

4.	The Warrants will constitute valid and binding obligations of the Company at such time as: (a) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the applicable warrant agent; (b) the forms and the terms of the Warrants and their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and approved by appropriate action of the Company; (c) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent in accordance with the applicable Warrant Agreement; and (d) the Warrants have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

5.	The Rights will constitute valid and binding obligations of the Company at such time as: (a) the applicable Rights Agreement relating to the Rights has been duly authorized, executed and delivered by the Company and the applicable rights agent; (b) the forms and the terms of the Rights and their issuance and sale have been duly established in conformity with the applicable Rights Agreement and approved by appropriate action of the Company; (c) the Rights have been duly executed and delivered by the Company and authenticated by the applicable rights agent in accordance with the applicable Rights Agreement; and (d) the Rights have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

6.	The Units will constitute valid and binding obligations of the Company at such time as: (a) the applicable Unit Agreement relating to the Units has been duly authorized, executed and delivered by the Company and the applicable unit agent; (b) the terms of the Units (including the Securities underlying the Units) and their issuance and sale have been duly established in conformity with the applicable Unit Agreement and approved by appropriate action of the Company; (c) the Units (and the Securities underlying the Units) have been duly executed and delivered by the Company and authenticated by the applicable unit agent in accordance with the applicable Unit Agreement; and (d) the Units have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

May 15, 2026

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement and any and all post-effective amendments thereto are effective.

We are members of the Bar of the State of New York. We do not express any opinion as to the effect of any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Olshan Frome Wolosky LLP

OLSHAN FROME WOLOSKY LLP